SCHEDULE 14A
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(A) of the
              Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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     Rule 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ENERGY CONVERSION DEVICES, INC.
  ----------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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

                                [ ECD LOGO]

                        ENERGY CONVERSION DEVICES, INC.
                              2956 Waterview Drive
                        Rochester Hills, Michigan 48309

                                                                October 20, 2004

Dear Stockholder:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Eastern Time on Thursday, November 18, 2004 at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan. A map is on the back cover of this proxy statement. We look forward to your attendance either in person or by proxy. If you plan to attend the meeting, we would appreciate your calling the Investor Relations department at (248) 293-0440 or sending us an e-mail at investor.relations@ovonic.com.

Details of the business to be conducted at this meeting are given in the attached Notice of Meeting of Stockholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, you will be able to vote in person even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

                                               Sincerely,

                                               /s/ Robert C. Stempel

                                               Robert C. Stempel
                                               Chairman of the Board
                                               and Chief Executive Officer

                        ENERGY CONVERSION DEVICES, INC.
                             ----------------------

                       NOTICE OF MEETING OF STOCKHOLDERS
                             ----------------------


                                                      Rochester Hills, Michigan
                                                      October 20, 2004

To the Stockholders of
ENERGY CONVERSION DEVICES, INC.:

NOTICE is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ENERGY CONVERSION DEVICES, INC. will be held at 10:00 a.m. (EST) on Thursday, November 18, 2004, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan. The purpose of the Meeting is to:

     1. Elect seven directors to hold office until our next Annual Meeting of Stockholders.

     2. Ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending June 30, 2005.

     3. Transact such other business as may properly come before the Meeting.

Stockholders of record at the close of business on September 27, 2004 will be entitled to vote at the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at our offices. Whether or not you plan to attend the Meeting in person, please promptly vote your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy in the accompanying reply envelope.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2004 accompanies the enclosed Proxy Statement.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company significant postage and processing costs.


                                             By Order of the Board of Directors

                                             /s/ Ghazaleh Koefod

                                             Ghazaleh Koefod
                                             Secretary

                        Energy Conversion Devices, Inc.
                              2956 Waterview Drive
                           Rochester Hills, MI 48309
                             ----------------------

                                PROXY STATEMENT
                             ----------------------

ECD's Board of Directors (the "Board") solicits your proxy for the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on Thursday, November 18, 2004 at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan, and any postponement or adjournment of the meeting, for the purposes set forth in the accompanying Notice of Meeting of Stockholders (the "Notice").

This proxy statement and accompanying proxy were first mailed to stockholders on or about October 20, 2004.

Purpose of the Meeting. The specific proposals to be considered and acted upon at the Meeting are summarized in the Notice and are described in more detail in this proxy statement.

Voting Rights of Stockholders. Holders of record of ECD's Common Stock at the close of business on September 27, 2004, are entitled to vote at the Meeting. As of September 27, 2004, there were outstanding 24,524,101 shares of ECD's Common Stock, $.01 par value ("Common Stock"); 219,913 shares of ECD's Class A Common Stock, $.01 par value ("Class A Common Stock"); and 430,000 shares of ECD's Class B Common Stock, $.01 par value ("Class B Common Stock"). Each share of Common Stock is entitled to one vote per share, Class B Common Stock is currently entitled to one vote per share, and each share of Class A Common Stock is entitled to 25 votes per share.

The three classes vote as one class on all matters, including the election and removal of directors, except that with respect to (i) a merger or consolidation of the Company with another corporation, (ii) the liquidation or dissolution of the Company, (iii) the sale of all or substantially all of the assets of the Company, (iv) an amendment to the Company's Certificate of Incorporation for which class voting is required by Section 242 of the Delaware General Corporation Law, or (v) the authorization of additional shares of Common Stock, Class A Common Stock or Class B Common Stock, the affirmative vote of a majority of the outstanding shares of Common Stock, the majority of the outstanding shares of Class A Common Stock and the majority of the outstanding shares of Class B Common Stock, voting as separate classes, and the affirmative vote of a majority of the Common Stock, Class A Common Stock and Class B Common Stock, combined, is required.

Section 242 of the Delaware General Corporation Law provides that "the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment [to the corporation's certificate of incorporation], whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely."

Record Date. Stockholders of record as of the close of business on September 27, 2004, will be entitled to vote at the Meeting.

Quorum. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of record of the Common Stock, Class A Common Stock and Class B Common Stock as of the close of business on the record date. If a stockholder withholds his or her vote for the election of directors or abstains from voting on the other proposals to be considered at the Meeting, the shares owned by such stockholder will be considered to be present at the Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. If a broker indicates on the form of proxy that he or she does not have discretionary authority as to certain shares to vote on any proposal, those shares will also be considered to be present at the Meeting for purposes of establishing the presence or the absence of a quorum for the transaction of business.

Required Vote. The affirmative vote of a plurality of the votes cast at the Meeting will be required to elect the directors of the Company. Because directors are elected by a plurality vote, abstentions and withheld votes have no impact in the election of directors once a quorum is established.

The affirmative vote of a majority of the votes cast at the Meeting will be required to approve the proposal with respect to the appointment of the Company's independent registered public accounting firm. Abstentions will be considered as votes cast with respect to such proposal and will have the same effect as a vote against the proposal.

Certain Significant Stockholders. Stanford R. Ovshinsky and his wife, Dr. Iris
M. Ovshinsky (who are executive officers, directors and founders of the Company) are record owners of 153,420 and 65,601 shares (or approximately 69.8% and 29.8%), respectively, of the outstanding shares of Class A Common Stock, with the balance of the outstanding shares (892 shares) owned by members of their family. Mr. and Dr. Ovshinsky also own of record 19,749 shares of Common Stock. In addition, Mr. Ovshinsky has the right to vote 126,500 shares of Common Stock (the "Sanoh Shares") owned by Sanoh Industrial Co., Ltd. ("Sanoh") under the terms of an agreement dated November 3, 1992 between ECD and Sanoh. Mr. and Dr. Ovshinsky have advised ECD that they intend to vote FOR each of the proposals set forth in the accompanying Notice of Meeting of Stockholders.

Robert C. Stempel (Chairman and Chief Executive Officer of the Company) is entitled to all voting rights with respect to 430,000 shares, or 100%, of the outstanding shares of Class B Common Stock awarded to Mr. Stempel on January 15, 1999, under a Restricted Stock Agreement. Mr. Stempel also owns of record 61,404 shares of Common Stock. Mr. Stempel has advised the Company that he intends to vote FOR each of the proposals set forth in the accompanying Notice of Meeting of Stockholders.

Pursuant to a Stock Purchase Agreement dated as of May 1, 2000, TRMI Holdings Inc. (TRMI), a unit of ChevronTexaco Corporation, has agreed that (i) so long as it beneficially owns an aggregate of 5% of ECD's Common Stock and (ii) so long as Mr. and Dr. Ovshinsky are the beneficial owners of Class A Common Stock, or Mr. Stempel is the beneficial owner of Class B Common Stock, ChevronTexaco will vote its shares of ECD Common Stock in accordance with the votes cast by the holders of Class A Common Stock (prior to its conversion) or Class B Common Stock (after conversion of the Class A Common Stock). As of September 27, 2004, ChevronTexaco owns 4,376,633 shares of ECD Common Stock, which will be voted in the same manner as Mr. and Dr. Ovshinsky vote their shares of Class A Common Stock.

The directors and officers of the Company, other than Mr. and Dr. Ovshinsky and Mr. Stempel, together hold 83,225 shares of ECD Common Stock. They have advised the Company that they intend to vote FOR each of the proposals set forth in the accompanying Notice of Meeting of Stockholders.

As a result of the foregoing, the Company anticipates that at least 10,595,336 votes will be cast in favor of Items 1 and 2 presented to all stockholders voting as a single class (approximately 34.79% of the entire single class).

Voting of Proxies. All shares represented by signed proxies received at or prior to the Meeting from stockholders of record as of the close of business on September 27, 2004 will be voted at the Meeting. Unless a stockholder specifies otherwise, all proxies will be voted FOR each of the proposals set forth in the accompanying Notice of Meeting of Stockholders.

Voting by telephone or Internet. Stockholders of record (those who hold stock in their own name) may vote their shares over the telephone or Internet as follows:

      By telephone: If you have a touch-tone phone, call 1-877-PRX-VOTE
                    (1-877-779-8683) toll free. You will be asked to enter your Voter Control Number located on your Proxy Card. Then follow the instructions.

     By Internet:   If you have an e-mail and Internet access, go to
                    http://www.eproxyvote.com/ener. You will be asked to enter your Voter Control Number located on your Proxy Card. Then follow the instructions.

If you have your shares in "street name," you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares.

Voting in Person. If you plan to attend the meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on September 27, 2004, the record date for voting.

Revocation of Proxies.  You may revoke your proxy before it is voted by:

       1. submitting a new proxy with a later date, including a proxy given by telephone or over the Internet;

       2. notifying ECD's Secretary in writing before the meeting that you have revoked your proxy; or

       3. voting in person at the Meeting.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

Upon recommendation of the Compensation and Nominating Committee, the Board has nominated for election at the meeting a slate of seven nominees, all of whom are currently serving on the Board. After a long and distinguished service to ECD and our shareholders, Messrs. Stynes, McCarthy and Colombo are retiring and will not be standing for reelection at this meeting.

The directors are to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, it is intended that all proxies will be voted for such substitute nominee as may be designated by the Board of Directors. The affirmative vote of a plurality of the votes cast at the Meeting will be required to elect the directors.

Information concerning the nominees for election as directors, including the year each nominee first became a director, is set forth on the following pages.

                             ----------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL SEVEN NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Current Directors Nominated for Reelection:


                       Director
                        of the
                       Company                                           Principal Occupation and
        Name            Since         Office                                Business Experience
------------------     --------       ------                -----------------------------------------------------
Robert C. Stempel        1995         Chairman of           Mr. Stempel, 71, is Chairman of the Board and Chief
                                      the Board,            Executive Officer of ECD. He is also the chairman of
                                      Chief Executive       Ovonic Battery Company, Inc.; a director of United
                                      Officer and           Solar Ovonic Corp. and United Solar Ovonic LLC; vice
                                      Director              chairman and director of Ovonyx, Inc.; a member of
                                                            the Management Committee of Texaco Ovonic Hydrogen
                                                            Systems LLC and COBASYS LLC and a member of the Alliance
                                                            Board of Ovonic Media, LLC. From 1990 until his retirement in 1992, he was the chairman and chief executive
                                                            officer of General Motors Corporation.  He was a
                                                            director of Southwall Technologies, Inc. until September
                                                            2004 and served as chairman of its Audit Committee.


                                                           4


Stanford R. Ovshinsky    1960         President,            Mr. Ovshinsky, 81, the founder, President and Chief
                                      Chief                 Technology Officer of ECD, has been an executive
                                      Technology            officer and director of ECD since its inception in
                                      Officer and           1960.  Mr. Ovshinsky is the principal inventor of ECD's
                                      Director              technologies. He also serves as the chief executive
                                                            and a director of Ovonic Battery; chief executive
                                                            officer and chairman of United Solar Ovonic Corp. and
                                                            United Solar Ovonic LLC; president and member of the
                                                            Management Committee of Texaco Ovonic Hydrogen Systems;
                                                            a member of the Management Committee of COBASYS; chairman
                                                            and director of Ovonyx; and a member of the Alliance
                                                            Board of Ovonic Media. Mr. Ovshinsky is the husband of
                                                            Dr. Iris M. Ovshinsky.

Iris M. Ovshinsky        1960         Vice President        Dr. Ovshinsky, 77, co-founder and Vice President of ECD,
                                      and Director          has been an executive officer and director of ECD since
                                                            its inception in 1960. Dr. Ovshinsky also serves as a
                                                            director of Ovonic Battery. Dr. Ovshinsky is the wife of
                                                            Stanford R. Ovshinsky.

Robert I. Frey           2004         Director              Mr. Frey, 61, a visiting professor of global management
                                                            and marketing and business ethics at Seidman School of
                                                            Business, Grand Valley State University, joined Herman
                                                            Miller, Inc. in 1996, where he was an executive vice
                                                            president and member of the executive committee and
                                                            president of Herman Miller International accountable for
                                                            international strategic planning, manufacturing, sales
                                                            and marketing until his retirement in 2002.  Prior to 1996, he was chairman of the board and chief executive officer
                                                            at Whirlpool Corporation, Asian operations.  He also served as Whirlpool's General Counsel from 1985-1989.

William J. Ketelhut      2004         Director              Mr. Ketelhut, 52, was, from 2001-2002, president of
                                                            Control Products at Honeywell International, Inc., a global company with 15 major lines of businesses including
                                                            semiconductors, consumer products and sensors products.  From
                                                            1994-2001, he served as president of several business units of Invensys plc, a global automation, controls and process solutions group.  He was president and chief executive officer at GE/Micro Switch Control Inc.  (a joint venture between
                                                            GE and Honeywell Microswitch Division) from 1992-1994, responsible for the development of the strategy and organization of a new joint venture between GE and Honeywell.


                                                              5


Florence I. Metz         1995         Director              Dr. Metz, 75, until her retirement in 1996, held various
                                                            executive positions with Inland Steel: General Manager,
                                                            New Ventures, Inland Steel Company (1989-1991); General
                                                            Manager, New Ventures, Inland Steel Industries (1991-1992)
                                                            and Advanced Graphite Technologies (1992-1993); Program
                                                            Manager for Business and Strategic Planning at Inland
                                                            Steel (1993-1996). Dr. Metz also serves on the Board
                                                            of Directors of Ovonic Battery.

Stephen Rabinowitz       2004         Director              Mr. Rabinowitz, 61, was chairman and chief executive
                                                            officer of General Cable, Inc., a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the
                                                            communications, energy and specialty markets, from 1994-2001.
                                                            He brings over 30 years of senior level business and general management experience, including 10 years with General
                                                            Electric Corporation (1982-1992) and two years with
                                                            AlliedSignal Corporation (1992-1994).  He serves on
                                                            the Board of Directors of JLG Industries.


                         BOARD MEETINGS AND COMMITTEES

During the fiscal year ended June 30, 2004, the Board of Directors held 10 meetings. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served as a member. The Company encourages all Board members to attend annual meeting of stockholders. All but one of our directors attended the 2003 annual meeting of stockholders.

Following the 2004 Annual Meeting of Stockholders, the Board of Directors will have four committees: an Audit Committee, a Corporate Governance and Nominating Committee, a Finance Committee and a Compensation Committee. The members of the committees, if the nominees for director are elected at the Meeting, are identified in the following table.


                                                           Corporate Governance
    Director              Audit        Compensation           and Nominating        Finance
--------------            -----        ------------        --------------------     -------

Robert I. Frey                               X                   Chair                 X

William J. Ketelhut       Chair

Florence I. Metz            X              Chair                   X

Stephen Rabinowitz          X                                                        Chair

Robert C. Stempel                                                                      X


Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable laws and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Audit Committee. The Audit Committee was composed of Dr. Stanley K. Stynes (Chairman), Mr. Walter J. McCarthy, Jr. and Dr. Florence Metz during fiscal year 2004 and held 11 meetings. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee's role includes discussing with management the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of ECD. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee's oversight role are delineated in the Audit Committee Charter, which is available on our website at www.ovonic.com. The Board of Directors had previously determined Mr. McCarthy as the Audit Committee financial expert. If the nominees for the Board of Directors are elected at the Meeting, the Audit Committee will consist of Mr. Ketelhut (Chairman), Dr. Metz and Mr. Rabinowitz. These members meet applicable rules of the Nasdaq Stock Market, Inc. for independence of Audit Committee members and have sufficient knowledge in financial and auditing matters to serve on the Committee.

Compensation and Nominating Committee. During fiscal 2004, the Compensation and Nominating Committee was composed of Mr. McCarthy (Chairman) and Dr. Metz, both independent outside directors, and met seven times. Neither of the Compensation and Nominating Committee members is or was during the last fiscal year an officer or employee of ECD or any of its subsidiaries, or had any business relationship with ECD or any of its subsidiaries.

The Compensation and Nominating Committee is responsible for (1) identifying individuals qualified to become Board members; (2) recommending to the Board director nominees for election or reelection at each annual meeting of stockholders; and (3) establishing compensation policies which govern both the annual compensation of and grants of stock options to the senior executive officers of the Company and its wholly and/or majority owned subsidiaries and the Company's directors. The specific responsibilities and functions of the Compensation and Nominating Committee are delineated in the Compensation and Nominating Committee charter, which is available on ECD's website at www.ovonic.com.

Following the 2004 Annual Meeting, upon the recommendation of the Board of Directors, the Compensation and Nominating Committee will be restructured into two separate committees, namely, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Compensation Committee. The Compensation Committee will review and approve the annual compensation of and grants of stock options to the senior executive officers of ECD and its wholly and/or majority owned subsidiaries, as well as ECD's directors. If the nominees for director are elected at the Meeting, the Compensation Committee will consist of Dr. Metz (Chairman) and Mr. Frey, both of whom meet applicable rules of the Nasdaq Stock Market, Inc. for independence of Compensation Committee members.

The Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will review and report to the Board on a periodic basis with regard to matters of corporate governance. It will make recommendations to the Board regarding the size and composition of the Board and will have responsibility for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. If the nominees for director are elected at the Meeting, the Corporate Governance and Nominating Committee will consist of Mr. Frey (Chairman) and Dr. Metz, both of whom meet applicable rules of the Nasdaq Stock Market, Inc. for independence.

The Finance Committee. The Finance Committee will review and recommend matters related to ECD's capital structure, including new business opportunities, the issuance of debt and equity securities and joint venture/partnership opportunities. If the nominees for director are elected at the Meeting, the Finance Committee will consist of Mr. Rabinowitz (Chairman) and Mr. Frey, both of whom meet applicable rules of the Nasdaq Stock Market, Inc. for independence, and Mr. Stempel.

Board Independence. The Board of Directors has determined affirmatively that if the nominees for director are elected at the Meeting, a majority of the members of the Board will meet the standards for independence set forth in applicable rules of the Nasdaq Stock Market, Inc.

Nominating Directors. The Compensation and Nominating Committee identifies nominees for directors from various sources, including third-party consultants, to assist in identifying and evaluating potential nominees. The Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

     1. have the highest personal and professional ethics and integrity and whose values are compatible with the Company's values;

     2. have had experiences and achievements that have given them the ability to exercise good business judgment;

     3.  can make significant contributions to the Company's success;

     4. have the ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

     5. are willing to devote the necessary time to the work of the Board and its committees;

     6. understand and meet their responsibilities to the Company's stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

     7. have backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs.

The Committee will consider persons recommended by the stockholders in the same manner as a Committee-recommended nominee. Notice of proposed stockholder nominations for director must be delivered to the Secretary of the Company not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include (i) as to each nominee, all information required to be disclosed in solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, (ii) the name and address of the stockholder giving the notice, (iii) a representation that the stockholder is a holder of the Company's Common Stock and intends to appear at the meeting to make the nomination, (iv) a description of all arrangements or understandings among the stockholder and the nominee; and (v) the written consent of each nominee to serve as a director if so elected.

Code of Ethics. A copy of our Code of Business Conduct and Ethics, which applies to our chief executive officer, chief financial officer, all of our employees and directors, can be found on our website at www.ovonic.com.

Communicating with Directors. Stockholders may contact any of our directors or our Board as a group by writing to them c/o the Corporate Secretary, Energy Conversion Devices, Inc., 2956 Waterview Drive, Rochester Hills, MI 48309. All communications will be received, processed and forwarded to the directors by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication if you include a return address.


                           COMPENSATION OF DIRECTORS

Directors who are employees of ECD do not receive additional compensation for their services as a director. The non-employee directors of the Company are issued approximately $5,000 per year in ECD Common Stock based on the closing price of the Common Stock on the first business day of each year and are paid $1,000 for attendance at each Board meeting and each Compensation and Nominating Committee meeting (whether in person or by phone). Directors serving on the Audit Committee are paid $2,000 for attendance (whether in person or by phone) at each meeting. Directors who are not employed by the Company are also reimbursed for all expenses incurred for the purpose of attending board of directors and committee meetings, including airfare, mileage, parking, transportation and hotel. Non-employee directors are eligible to receive stock options under the Company's stock option plans. On April 19, 2004, in connection with their appointments as directors of ECD, Messrs. Frey, Ketelhut and Rabinowitz each received options to purchase 5,000 shares of ECD Common Stock at $12.07 per share under the terms of ECD's 2000 Non-Qualified Stock Option Plan.


                             AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, all of whom are independent directors as defined under applicable rules of the Nasdaq Stock Market, Inc.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an audit in accordance with standards of the United States Public Company Accounting Oversight Board to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee and the Board oversee the testing for the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. During fiscal year 2004, the Audit Committee met 11 times with management and our independent registered public accounting firm and discussed the interim financial information contained in each quarterly earnings report prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the registered public accounting firm and us that might bear on the registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the registered public accounting firm's independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls. The Audit Committee reviewed with our independent registered public accounting firm their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm's examination of the consolidated financial statements.

The Audit Committee reviewed with management and the independent registered public accounting firm our audited financial statements as of and for the fiscal year ended June 30, 2004. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management, the internal auditor and the independent registered public accounting firm.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        Stanley K. Stynes, Chairman
                                        Walter J. McCarthy Jr.
                                        Florence I. Metz

Independent Registered Public Accounting Firm Fees. The following table presents aggregate fees for professional audit services rendered by Grant Thornton LLP, our Independent Registered Public Accounting Firm, for the fiscal year ended June 30, 2004 and Deloitte & Touche LLP ("Deloitte"), our former Independent Registered Public Accounting Firm, for the fiscal year ended June 30, 2003, and fees billed for other services rendered by Grant Thornton and Deloitte during those periods.

                                        2004            2003
                                     -----------     -----------

        Audit Fees(1)                 $ 677,000       $  953,000
        Audit-Related Fees(2)            52,000           67,000
        Tax Fees(3)                        -              45,000
        All Other Fees(4)                31,000           26,000
                                      ---------       ----------
        Total Fees                    $ 760,000       $1,091,000
                                      =========       ==========

----------------------

  (1) Audit Fees - These are fees for professional services performed by Grant Thornton and Deloitte for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

  (2) Audit-Related Fees - These are fees for the assurance and related services performed by Grant Thornton and Deloitte that are reasonably related to the performance of the audit or review of our financial statements.

  (3) Tax Fees - These are fees for professional services performed by Grant Thornton and Deloitte with respect to tax compliance, tax advice and tax planning.

  (4) All Other Fees - These are fees for permissible work performed by Grant Thornton and Deloitte that does not meet the above categories. For 2003, this consists of consulting services for improving efficiency of our procurement process performed by Deloitte. For 2004, this consists of consulting services for improving controls by Grant Thornton.

During fiscal year 2004, the Audit Committee approved all audit and non-audit services provided to us by Grant Thornton prior to management engaging Grant Thornton for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by our independent registered public accounting firm for the fiscal year. In accordance with the Committee's current policy, additional fees related to audit services proposed to be provided within the scope of the approved engagement may be approved by management, so long as the fees for such additional services are consistent with historical experience, and are reported to the Audit Committee at the next regularly scheduled Committee meeting. Additional fees for other proposed audit related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, approved by the Chairman of the Audit Committee if such additional fees constitute five percent or less of the approved budget, otherwise the Audit Committee must approve all additional audit related and non-audit services to be performed by the independent registered public accounting firm. The Audit Committee has considered that the provision of non-audit services rendered by Grant Thornton and Deloitte was compatible with maintaining Grant Thornton's and Deloitte's independence.

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The
Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent registered public accounting firm when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

                                   ITEM NO. 2

         RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP as ECD's independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending June 30, 2005 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Grant Thornton will also perform audit services for certain of ECD's joint ventures and limited non-audit services for ECD.

The Board of Directors has directed that the appointment of Grant Thornton be submitted to the stockholders for ratification. The affirmative vote of a majority of the votes cast at the Meeting will be required to ratify such appointment. In the event that the stockholders do not ratify the selection of Grant Thornton as independent registered public accounting firm, the Audit Committee and the Board of Directors will reconsider the appointment.

Representatives of Grant Thornton will be present at the Meeting and available to respond to appropriate questions. They will also be given the opportunity to make a statement if they desire to do so.

                             ----------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table sets forth aggregate information regarding grants under all equity compensation plans of ECD as of September 27, 2004.

                                                                                   Number of securities
                                  Number of securities                            remaining available for
                                   to be issued upon      Weighted-average         future issuance under
                                      exercise of         exercise price of      equity compensation plans
                                  outstanding options,   outstanding options,      (excluding securities
        Plan category             warrants and rights    warrants and rights     reflected in 1st column)
------------------------------    -------------------    -------------------    -------------------------

Equity compensation plans
approved by security holders(1)       3,056,363                $16.84                    1,249,615

Equity compensation plans
not approved by security holders      1,070,401(2)(3)          $13.19                     (2)(3)
                                      ---------
Total                                 4,126,764                $15.89                    1,249,615
                                      =========

--------------------

(1) These plans consist of the 1995 Non-Qualified Stock Option Plan and 2000 Non-Qualified Stock Option Plan.

(2) Of the 1,070,401 shares issuable upon exercise, options to acquire 467,890 and 302,511 shares were issued to Mr. and Dr. Ovshinsky, respectively, pursuant to Stock Option Agreements dated November 1993 which are subject to periodic anti-dilution protection adjustments based on changes in the number of outstanding shares of our common stock. Under those Stock Option Agreements, if we issue any equity securities, other than pursuant to the exercise of options by Mr. and Dr. Ovshinsky under their respective Stock Option Agreements, we are obligated to grant to Mr. and Dr. Ovshinsky additional options covering sufficient additional shares of our common stock so that their respective proportionate equity interest in ECD as of November 1993 is maintained on a fully-diluted basis. Such adjustments are calculated quarterly as of the last day of each of our fiscal quarters and coincident with significant issuances of our common stock.

(3) Of the 1,070,401 shares issuable upon exercise, options to acquire 300,000 shares were issued to Mr. Robert Stempel pursuant to a Stock Option Agreement dated January 15, 1999. There are no securities available for future issuance under this Stock Option Agreement.

Security Ownership of Certain Beneficial Owners and Management

                              Class A Common Stock

Mr. Stanford R. Ovshinsky and his wife, Dr. Iris M. Ovshinsky (executive officers, directors and founders of ECD), own of record 153,420 shares and 65,601 shares, respectively (or approximately 69.8% and 29.8%, respectively), of the outstanding shares of Class A Common Stock. Such shares are owned directly or indirectly through certain trusts of which Mr. and Dr. Ovshinsky are co-trustees. Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 25 votes per share. Class A Common Stock is convertible into Common Stock on a share-for-share basis at any time and from time to time at the option of the holders, and will be deemed to be converted into Common Stock on a share-for-share basis on September 30, 2005. Under applicable Delaware law, the September 30, 2005 mandatory conversion date may be extended in the future from time to time with approval of ECD's stockholders voting together as a single class.

As of September 27, 2004, Mr. Ovshinsky also had the right to vote 126,500 shares of Common Stock (Sanoh Shares) owned by Sanoh Industrial Co., Ltd. (Sanoh) under the terms of an agreement dated as of November 3, 1992 between ECD and Sanoh which, together with the Class A Common Stock and 19,749 shares of Common Stock Mr. and Dr. Ovshinsky own, give Mr. and Dr. Ovshinsky voting control over shares representing approximately 18.46% of the combined voting power of ECD's outstanding stock.

ChevronTexaco has agreed that (i) so long as it beneficially owns an aggregate of 5% of our common stock and (ii) so long as Mr. and Dr. Ovshinsky are the beneficial owners of Class A common stock, or Mr. Stempel is the beneficial owner of Class B common stock, ChevronTexaco will vote its shares of our common stock in accordance with the votes cast by the holders of Class A common stock (prior to its conversion) or Class B common stock (after conversion of the Class A common stock). As of September 27, 2004, ChevronTexaco owns 4,376,633 shares of ECD Common Stock.

The following table sets forth, as of September 27, 2004, information concerning the beneficial ownership of Class A Common Stock by each director and all executive officers and directors of ECD as a group. All shares are owned directly except as otherwise indicated. Under the rules of the Securities and Exchange Commission, Stanford R. Ovshinsky and Iris M. Ovshinsky may each be considered to beneficially own the shares held by the other.

                                                    Total Number     Percentage
      Name of            Class A Common Stock        of Shares           of
  Beneficial Owner     Beneficially Owned(1)(2)  Beneficially Owned     Class
---------------------  ------------------------  ------------------  ----------

Stanford R. Ovshinsky           153,420                153,420          69.8%

Iris M. Ovshinsky                65,601                 65,601          29.8%

All other executive
officers and
directors as a group               -                      -               -
(9 persons)                    -------                -------          ------

Total                           219,021                219,021          99.6%
                                =======                =======          =====

---------

 (1) The balance of the 219,913 shares of Class A Common Stock outstanding, 892 shares, or approximately 0.4%, are owned by other members of Mr. and Dr. Ovshinsky's family. Neither Mr. nor Dr. Ovshinsky has voting or investment power with respect to such shares.

 (2) On November 10, 1995, the Compensation Committee recommended, and the Board of Directors approved, an amendment to Mr. and Dr. Ovshinsky's Stock Option Agreements dated November 18, 1993 (the "Agreements") to permit Mr. and Dr. Ovshinsky to exercise a portion (126,082 and 84,055 shares, respectively) of their existing Common Stock option for Class A Common Stock on the same terms and conditions as provided in the Agreements. The shares of Class A Common Stock issuable upon exercise of the options under the Agreements, as amended, are not included in the number of shares indicated in the above table, but are included in the shares of Common Stock beneficially owned by Mr. and Dr. Ovshinsky (see table of beneficial ownership of Common Stock).

                              Class B Common Stock

Mr. Robert C. Stempel owns all of the 430,000 authorized shares of Class B Common Stock pursuant to the terms of a Restricted Stock Agreement dated as of January 15, 1999 between the Company and Mr. Stempel.

The terms of the Class B Common Stock are substantially similar to those of the Company's Class A Common Stock. The principal difference between the Class A Common Stock and the Class B Common Stock is with respect to voting rights. Each share of Class B Common Stock currently entitles the holder to one vote on all matters to be voted upon by the Company's stockholders. However, each share of Class B Common Stock will become entitled to 25 votes as of the first date upon which all of the outstanding shares of Class A Common Stock have been converted into Common Stock and no shares of Class A Common Stock are outstanding. The preferential voting rights of the Class B Common Stock, if triggered, will expire on September 30, 2005.

The Class B Common Stock will be convertible into Common Stock on a share-for-share basis at any time at the option of the holder. In addition, the Class B Common Stock will be deemed to be converted into Common Stock on September 30, 2005. The Company's amended Certificate of Incorporation provides that the foregoing September 30, 2005 mandatory conversion date may be extended in the future with the approval of the Company's stockholders voting together as a single class.

ChevronTexaco has agreed that (i) so long as it beneficially owns an aggregate of 5% of our common stock and (ii) so long as Mr. and Dr. Ovshinsky are the beneficial owners of Class A common stock, or Mr. Stempel is the beneficial owner of Class B common stock, ChevronTexaco will vote its shares of our common stock in accordance with the votes cast by the holders of Class A common stock (prior to its conversion) or Class B common stock (after conversion of the Class A common stock). As of September 27, 2004, ChevronTexaco owns 4,376,633 shares of ECD Common Stock.

                                  Common Stock

Directors and Executive Officers. The following table sets forth, as of September 27, 2004, information concerning the beneficial ownership of Common Stock by each director and executive officer and for all directors and executive officers of the Company as a group. All shares are owned directly except as otherwise indicated.

                                     Amount and Nature
                                       of Beneficial        Percentage
    Name of Beneficial Owner            Ownership(1)        of Class(2)
--------------------------------     -----------------      -----------

     Robert C. Stempel                 1,199,404  (3)         4.67%
     Stanford R. Ovshinsky             1,059,007  (4)         4.16%
     Iris M. Ovshinsky                   593,509  (5)         2.36%
     Nancy M. Bacon                      253,215  (6)         1.02%
     James R. Metzger                     36,974  (7)          *
     Stephan W. Zumsteg                   32,000  (8)          *
     Hellmut Fritzsche                    31,750  (9)          *
     Walter J. McCarthy, Jr.              21,708 (10)          *
     Stanley K. Stynes                    20,589 (11)          *
     Florence I. Metz                     18,405 (12)          *
     Umberto Colombo                      16,672 (13)          *
     Robert I. Frey                        1,000               *
     William J. Ketelhut                    -
     Stephen Rabinowitz                     -
                                       ---------
     All executive officers and        3,284,233             11.94%
     directors as a group (14          =========
     persons)

     ---------

* Less than 1%.

 (1) Under the rules and regulations of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within sixty days, whether through the exercise of options or warrants or through the conversion of another security.

 (2) Under the rules and regulations of the Securities and Exchange Commission, shares of Common Stock issuable upon exercise of options and warrants or upon conversion of securities which are deemed to be beneficially owned by the holder thereof (see Note (1) above) are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 430,000 shares of Class B Common Stock and 708,000 shares represented by options exercisable within 60 days.

 (4) Includes 766,847 (adjusted as of June 30, 2004) shares represented by options exercisable within 60 days, the 126,500 shares of Common Stock owned by Sanoh Industrial Co., Ltd. over which Mr. Ovshinsky has voting power and 153,420 shares of Class A Common Stock which are convertible into Common Stock. Under the rules and regulations of the Securities and Exchange Commission, Mr. Ovshinsky may be deemed a beneficial owner of the shares of Common Stock and Class A Common Stock owned by his wife, Dr. Ovshinsky. Such shares are not reflected in Mr. Ovshinsky's share ownership in this table.

 (5) Includes 520,399 (adjusted as of June 30, 2004) shares represented by options exercisable within 60 days and 65,601 shares of Class A Common Stock which are convertible into Common Stock. Under the rules and regulations of the Securities and Exchange Commission, Dr. Ovshinsky may be deemed a beneficial owner of the shares of Common Stock and Class A Common Stock owned by her husband, Mr. Ovshinsky. Such shares are not reflected in Dr. Ovshinsky's share ownership in this table.

 (6) Includes 228,200 shares represented by options exercisable within 60 days.

 (7) Includes 33,000 shares represented by options exercisable within 60 days.

 (8) Includes 30,000 shares represented by options exercisable within 60 days.

 (9) Includes 21,888 shares represented by options exercisable within 60 days.

(10) Includes 7,000 shares represented by options exercisable within 60 days.

(11) Includes 7,000 shares represented by options exercisable within 60 days.

(12) Includes 10,000 shares represented by options exercisable within 60 days.

(13) Includes 12,000 shares represented by options exercisable within 60 days.

Principal Shareholders. The following table sets forth, as of September 27, 2004, to the knowledge of the Company, the beneficial holders of more than 5% of the Company's Common Stock (see footnotes for calculation used to determine "percentage of class" category):


      Name and Address of              Amount and Nature of    Percentage of
       Beneficial Holder               Beneficial Ownership      Class(1)
-------------------------------        --------------------    -------------

 TRMI Holdings Inc.                        4,376,633 (2)          17.39%
 (a unit of ChevronTexaco)
 6001 Bollinger Canyon Road
 San Ramon, California 94583

 FMR Corp.                                 2,719,132 (3)          10.55%
 82 Devonshire Street, E31C
 Boston, Massachusetts 02109

 CCM Master Qualified Fund, Ltd.
 c/o Coghill Capital Management, L.L.C.    1,971,195 (4)           7.82%
 One North Wacker Drive - Suite 4350
 Chicago, Illinois 60606

 Stanford R. and Iris M. Ovshinsky         1,652,516 (5)           6.53% (6)
 Energy Conversion Devices, Inc.
 2956 Waterview Drive
 Rochester Hills, MI 48309

 Heimdall Investments Ltd.                 1,337,792 (7)           5.17%
 c/o HBK Investments L.P.
 300 Crescent Court - Suite 700
 Dallas, Texas 75201

-------------------

    (1) Under the rules and regulations of the Securities and Exchange Commission, shares of Common Stock issuable upon exercise of options and warrants or upon conversion of securities which are deemed to be beneficially owned by the holder thereof are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

   (2) Pursuant to the Stock Purchase Agreement dated as of May 1, 2000, TRMI Holdings Inc., a unit of ChevronTexaco, has agreed that (i) so long as it beneficially owns an aggregate of 5% of our Common Stock and (ii) so long as Mr. and Dr. Ovshinsky are the beneficial owners of Class A Common Stock, or Mr. Stempel is the beneficial owner of Class B Common Stock, ChevronTexaco will vote its shares of our Common Stock in accordance with the votes cast by the holders of Class A Common Stock (prior to its conversion) or Class B Common Stock (after conversion of the Class A Common Stock). ChevronTexaco's percentage of class is computed based on 24,524,101 shares of Common Stock outstanding, 219,913 shares of Class A Common Stock outstanding and 430,000 shares of Class B Common Stock outstanding.

   (3) Consists of 1,259,566 outstanding shares of Common Stock and 1,259,566 shares of Common Stock issuable upon exercise of currently exercisable warrants. As of April 12, 2004, based upon information contained in a
         Schedule 13G with the Commission,

         FMR Corp., on behalf of funds managed or advised by subsidiaries of FMR Corp. and affiliates of FMR Corp. have sole power to dispose or to direct the disposition of 2,719,132 shares of our Common Stock. Sole power to vote the shares of Common Stock beneficially owned by FMR Corp. resides in the respective boards of trustees of the funds that have invested in the shares. The interest of Fidelity Capital Appreciation Fund, an investment company registered under the Investment Company Act of 1940, amounted to 2,519,132 shares or 9.771% of our Common Stock.

   (4) Consists of 1,302,299 outstanding shares of Common Stock and 668,896 shares of Common Stock issuable upon exercise of currently exercisable warrants. Coghill Capital Management, L.L.C. and Clint D. Coghill, through their control of CCM Master Qualified Fund, Ltd., have shared voting and dispositive power over these shares.

   (5) Includes 219,021 shares of Class A Common Stock owned by Mr. and Dr. Ovshinsky (which shares are convertible at any time into Common Stock and will be deemed to be converted into Common Stock on September 30,
         2005), 19,749 shares of Common Stock owned by Mr. and Dr. Ovshinsky, 126,500 shares of Common Stock owned by Sanoh over which Mr. Ovshinsky has voting rights, and 1,287,246 (adjusted as of June 30, 2004) shares represented by options exercisable within 60 days.

   (6) Represents the sum of Mr. and Dr. Ovshinsky's respective ownership interests calculated separately.

   (7) Consists of 1,337,792 shares of Common Stock issuable upon exercise of currently exercisable warrants. HBK Investments L.P. may be deemed to have sole voting power and sole dispositive power over the shares held by Heimdall Investments Ltd. pursuant to an Investment Management Agreement between HBK Investments L.P. and Heimdall Investments Ltd.

                               EXECUTIVE OFFICERS

        The executive officers of ECD are as follows:



                                                               Served as an
                                                           Executive Officer or
        Name             Age             Office               Director Since
--------------------    -----    ----------------------    --------------------

Robert C. Stempel        71      Chairman of the Board,           1995
                                 Chief Executive Officer
                                 and Director

Stanford R. Ovshinsky    81      President, Chief Technology      1960(1)
                                 Officer and Director

Iris M. Ovshinsky        77      Vice President and Director      1960(1)

James R. Metzger         57      Executive Vice President         2000
                                 and Chief Operating Officer

Nancy M. Bacon           58      Senior Vice President            1976

Hellmut Fritzsche        77      Vice President                   1969

Stephan W. Zumsteg       58      Vice President and Chief         1997
                                 Financial Officer

-------------
(1) The predecessor of ECD was originally founded in 1960. The present corporation was incorporated in 1964 and is the successor by merger of the predecessor corporation.

Mr. Metzger joined ECD as Vice Chairman in November 2002. He was named
ECD's Chief Operating Officer in February 2003 and Executive Vice President in February 2004 with responsibility for the day-to-day operations of ECD. He served on ECD's Board of Directors from July 2000 until February 2004. Prior to his retirement from ChevronTexaco on March 1, 2002 following the merger of Chevron and Texaco on October 9, 2001, he was Vice President and Chief Technology Officer at Texaco Inc.

Mrs. Bacon joined ECD in 1976 as Vice President of Finance and Treasurer and was named Senior Vice President in 1993. She served on ECD's Board of Directors from September 1977 until February 2004. Mrs. Bacon serves as a director of United Solar Ovonic Corp. and United Solar Ovonic LLC.

Dr. Fritzsche was a professor of physics at the University of Chicago from 1957 until his retirement in 1996. He was chairman of the Department of Physics at the University of Chicago until 1986. Dr. Fritzsche has been an ECD vice president since 1965, acting on a part-time basis chiefly in its research and product development activities, and served on ECD's Board of Directors from 1969 to 2003. He serves on the board of directors of United Solar Ovonic Corp.

Mr. Zumsteg joined ECD in March 1997. He was elected Treasurer in April
1997 and Vice President and Chief Financial Officer in February 2001. Mr. Zumsteg also serves as Treasurer of Ovonic Battery and Texaco Ovonic Hydrogen Systems.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company's directors and officers regarding the necessity of filing a report, the Company believes that during fiscal year ended June 30, 2004, all filing requirements were met on a timely basis.


                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to ECD's Chief Executive Officer and the next four most highly compensated executive officers for the fiscal years ended June 30, 2004, 2003 and 2002.

                                    SUMMARY COMPENSATION TABLE

                                           Annual                     Long-Term
                                        Compensation                 Compensation
                           --------------------------------------    ------------
                                                                        Options
   Name and Principal      Fiscal                                     (Number of       All Other
        Position           Year(1)      Salary(2)        Bonus          Shares)     Compensation(3)
------------------------   --------   --------------   ----------    ------------   ---------------

 Robert C. Stempel (4)       2004       $ 275,776                        -             $  5,778
 Chairman and Chief          2003       $ 300,019                      40,000          $  4,191
 Executive Officer           2002       $ 294,247                      25,000          $  4,191

 Stanford R. Ovshinsky       2004       $ 338,295                      66,391(5)       $  8,000
 President and Chief         2003       $ 367,668                      40,000          $ 10,781
 Technology Officer          2002       $ 349,713       $ 24,076       44,530(5)       $ 12,362

 Iris M. Ovshinsky           2004       $ 289,564                      44,261(5)       $ 13,562
 Vice President              2003       $ 314,727                      25,000          $ 13,562
                             2002       $ 299,730                      29,687(5)       $ 12,362

 James R. Metzger(6)         2004       $ 279,347(7)                   25,000          $  6,069
 Executive Vice              2003       $ 141,571(8)                   25,000              -
 President and Chief
 Operating Officer

 Nancy M. Bacon              2004       $ 275,776                        -             $ 10,322
 Senior Vice President       2003       $ 289,441                      30,000          $ 10,322
                             2002       $ 275,017                      12,000          $  8,942

----------------

(1) ECD's fiscal year is July 1 to June 30. ECD's 2004 fiscal year ended June 30, 2004.

(2)  Amounts shown include compensation deferred under ECD's 401(k) Plan.

(3) "All Other Compensation" is comprised of (i) contributions made by ECD to the accounts of each of the named executive officers under ECD's 401(k) Plan as follows: Mr. Ovshinsky, Dr. Ovshinsky, and Mrs. Bacon in the amount of $8,000 with respect to each of the calendar years ended December 31, 2003 and 2002 and $6,800 with respect to calendar year ended December 31, 2001, and Mr. Metzger in the amount of $6,069 with respect to calendar year ended December 31, 2003; and (ii) the dollar value of any life insurance premiums paid by ECD in the fiscal years ended June 30, 2004, 2003 and 2002 with respect to term-life insurance for the benefit of each of the named executives as follows: Mr. Stempel $5,778 and $4,191 (each of 2003 and 2002); Mr. Ovshinsky $0, $2,781 and $5,562; Dr. Ovshinsky $5,562 (all three years); Mrs. Bacon $2,322 (each of 2004 and 2003) and $2,142. Under the 401(k) Plan, which is a qualified defined-contribution plan, ECD makes matching contributions periodically on behalf of the participants. Effective October 2000, the Board of Directors approved employer matching contribution in the amount of 100% of the first 2% and 50% of the next 4% of each such participant's compensation. These matching contributions were limited to 4% of a participant's salary, up to $200,000, for calendar years 2003 and 2002 and 4% of salary, up to $170,000, for calendar year 2001. Mr. Stempel does not participate in the Company's 401(k) Plan.

(4) See Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters for a description of Class B Common Stock awarded to Mr. Stempel under a Restricted Stock Agreement dated January 15, 1999. All shares of Restricted Stock will be deemed to vest if Mr. Stempel is serving as a director and officer of ECD on September 30, 2005 or upon the occurrence of a change in control of ECD.

(5) The stock options were issued to Mr. and Dr. Ovshinsky pursuant to Stock Option Agreements dated November 1993 which are subject to periodic antidilution protection adjustments based on changes in the number of outstanding shares of ECD Common Stock. Under those Stock Option Agreements, if ECD issues any equity securities, other than pursuant to the exercise of options by Mr. and Dr. Ovshinsky under their respective Stock Option Agreements, ECD is obligated to grant to Mr. and Dr. Ovshinsky additional options covering sufficient additional shares of ECD Common Stock so that their respective proportionate equity interest is maintained on a fully-diluted basis. Such adjustments are calculated quarterly as of the last day of each of our fiscal quarters and coincident with significant issuances of ECD Common Stock. (See Note K of the Notes to Consolidated Financial Statements.)

(6)  Mr. Metzger joined ECD as vice chairman in November 2002.

(7)  Includes taxable expense reimbursement of $69,967 for travel and lodging.

(8) The salary reported for fiscal year 2003 is for the eight-month period November 2002 - June 2003 and includes taxable expense reimbursement of $6,460 for travel and lodging. Prior to joining ECD as an employee, Mr. Metzger served as a non-employee board member. Accordingly, the salary for 2003 also includes approximately $5,000 in annual director fee for calendar year 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all options granted to the named executive officers during the fiscal year ended June 30, 2004.


                                                                     Potential Realizable Value at
                                                                       Assumed Annual Rates of
                                                                      Stock Price Appreciation for
                               Individual Grants                             Option Term(1)
                        -------------------------------------    --------------------------------------
                        Number of    Percent of
                        Securities   Total Options   Exercise
                        Underlying   Granted to      of Base
                        Options      Employees in    Price       Expiration
Name                    Granted (#)  Fiscal Year     ($/Sh)      Date            5%           10%
---------------------   -----------  -------------   ---------   ----------  -----------  -------------

Stanford R. Ovshinsky    66,391(2)      42.65%       $10.12(3)      (4)       $ 422,540     $1,070,801

Iris M. Ovshinsky        44,261(2)      28.44%       $10.12(3)      (4)       $ 281,695     $  713,872

James R. Metzger         25,000         16.06%       $10.06       11/03/13    $ 158,167     $  400,826


------------------
(1) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast possible future appreciation, if any, of ECD's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

(2) The stock options were issued to Mr. and Dr. Ovshinsky pursuant to Stock Option Agreements dated November 1993 which are subject to periodic antidilution protection adjustments based on changes in the number of outstanding shares of ECD Common Stock.

(3) The exercise price is the weighted average exercise price of the stock options granted in fiscal year 2004.

(4) Twelve months after termination of employment other than voluntary termination.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

None of the named executives exercised any stock options during the fiscal year ended June 30, 2004. The following table sets forth the number and value of unexercised options held by the named executive officers at fiscal year end.



                              Shares                     Number of Securities        Value of Unexercised
                             Acquired      Value        Underlying Unexercised       in-the-Money Options
                            on Exercise   Realized    Options at Fiscal Year End      at Fiscal Year End
          Name                  (#)         ($)       Exercisable/Unexercisable    Exercisable/Unexercisable
------------------------    -----------   ---------   --------------------------   -------------------------
Robert C. Stempel(1)             _            _            700,000/44,000              $185,360/$20,640

Stanford R. Ovshinsky(2)         _            _            758,847/44,000              $732,313/$20,640

Iris M. Ovshinsky(3)             _            _            515,399/29,000              $447,516/$12,900

James R. Metzger(4)              _            _             16,000/44,000              $  6,100/$39,150

Nancy M. Bacon(5)                _            _            222,200/30,000              $ 10,320/$15,480

--------------------

(1) Mr. Stempel's exercisable and unexercisable options are exercisable at a weighted average price of $14.35 and $15.96 per share, respectively.

(2) Mr. Ovshinsky's exercisable and unexercisable options are exercisable at a weighted average price of $14.34 and $15.96 per share, respectively.

(3) Dr. Ovshinsky's exercisable and unexercisable options are exercisable at a weighted average price of $13.57 and $16.30 per share, respectively.

(4) Mr. Metzger's exercisable and unexercisable options are exercisable at a weighted average price of $13.90 and $11.10 per share, respectively.

(5) Mrs. Bacon's exercisable and unexercisable options are exercisable at a weighted average price of $15.67 and $15.29 per share, respectively.

                             EMPLOYMENT AGREEMENTS

On September 2, 1993, Mr. Ovshinsky entered into separate employment agreements with each of ECD and Ovonic Battery in order to clearly define his duties and compensation arrangements and to provide to each company the benefits of his management efforts and future inventions. The initial term of each employment agreement was six years. In February 1999, the Boards of Directors of ECD and Ovonic Battery renewed each of Mr. Ovshinsky's employment agreements for an additional term ending September 30, 2005. Mr. Ovshinsky's employment agreement with ECD provides for an annual salary of not less than $100,000, while his agreement with Ovonic Battery provides for an annual salary of not less than $150,000. Both agreements provide for annual increases to reflect increases in the cost of living, discretionary annual increases and an annual bonus equal to 1% of our pre-tax income (excluding Ovonic Battery) and 1% of the operating income of Ovonic Battery. Mr. Ovshinsky's annual salary increases are determined based upon increases in the cost of living as determined by the Compensation and Nominating Committee using as a guide the percentage increase in the Consumer Price Index for the Detroit-metropolitan area published by the Bureau of Labor Statistics. In light of ECD's cost-containment measures, Mr. Ovshinsky did not receive a salary increase for fiscal year 2004. Additionally, Mr. Ovshinsky voluntarily reduced his salary by 10 percent effective September 1, 2003. In recognition and acknowledgement of Mr. Ovshinsky's invaluable contributions, the Compensation and Nominating Committee determined that Mr. Ovshinsky's salary increase in fiscal years 2003 and 2002 should be above the nominal cost-of-living increase.

Mr. Ovshinsky's employment agreement with Ovonic Battery additionally contains a power of attorney and proxy from ECD providing Mr. Ovshinsky with the right to vote the shares of Ovonic Battery held by ECD following a change in control of ECD. For purposes of the agreement, change in control means (i) any sale, lease, exchange or other transfer of all or substantially all of our assets; (ii) the approval by our stockholders of any plan or proposal of our liquidation or dissolution; (iii) the consummation of any consolidation or merger of ECD in which we are not the surviving or continuing corporation; (iv) the acquisition by any person of 30% or more of the combined voting power of our then outstanding securities having the right to vote for the election of directors;
(v) changes in the constitution of the majority of our Board of Directors; (vi) the holders of our Class A Common Stock ceasing to be entitled to exercise their preferential voting rights other than as provided in our charter and (vii) bankruptcy. In the event of mental or physical disability or death of Mr. Ovshinsky, the foregoing power of attorney and proxy will be exercised by Dr. Ovshinsky.

Pursuant to his employment agreement with Ovonic Battery, Mr. Ovshinsky was granted stock options, exercisable at a price of $16,129 per share, to purchase 186 shares (adjusted from a price of $50,000 per share to purchase 60 shares pursuant to the anti-dilution provisions of the option agreement) of Ovonic Battery's common stock, representing approximately 6% of Ovonic Battery's outstanding common stock. The Ovonic Battery stock options vested on a quarterly basis over six years commencing with the quarter beginning October 1, 1993, and are now fully vested.

In February 1998, our Compensation and Nominating Committee recommended and our Board of Directors approved an Employment Agreement between ECD and Dr. Ovshinsky. The purpose of the Employment Agreement is to clearly define Dr. Ovshinsky's duties and compensation arrangements. The Employment Agreement also provides for ECD to have the benefits of Dr. Ovshinsky's services as a consultant to us following the termination of her active employment for consulting fees equal to 50% of the salary payable to Dr. Ovshinsky at the date of the termination of her active employment. Dr. Ovshinsky has the right to retire at any time during her services as a consultant and receive retirement benefits equal to the consulting fees for the remainder of Dr. Ovshinsky's life.

The initial term of Dr. Ovshinsky's employment period was until September 2, 1999 and is automatically renewed for successive one-year periods unless terminated by Dr. Ovshinsky or ECD upon 120 days' notice in advance of the renewal date. Dr. Ovshinsky's employment agreement provides for an annual salary of not less than $250,000, annual increases to reflect increases in the cost of living and discretionary annual increases. In light of ECD's cost-containment measures, Dr. Ovshinsky did not receive a salary increase for fiscal year 2004. Additionally, Dr. Ovshinsky voluntarily reduced her salary by 10 percent effective September 1, 2003.

On January 15, 1999, we entered into an Executive Employment Agreement with Mr. Stempel and a Restricted Stock Agreement awarding Mr. Stempel 430,000 shares of Class B Common Stock. The Executive Employment Agreement provides that Mr. Stempel will serve as our Executive Director for a term ending September 30, 2005. Mr. Stempel was named Chief Executive Officer in February 2004. During the term of his employment, Mr. Stempel will be entitled to receive an annual salary as determined from time to time. In light of ECD's cost-containment measures, Mr. Stempel did not receive a salary increase for fiscal year 2004. Additionally, Mr. Stempel voluntarily reduced his salary by 10 percent effective September 1, 2003. The Executive Employment Agreement also provides for discretionary bonuses based on Mr. Stempel's individual performance and our financial performance. The Executive Employment Agreement also requires us to provide Mr. Stempel with non-wage benefits of the type provided generally by us to our senior executive officers.

The Executive Employment Agreement permits Mr. Stempel to retire as one of our officers and employees and will permit him to resign his employment at any time in the event he becomes subject to any mental or physical disability which, in the good faith determination of Mr. Stempel, materially impairs his ability to perform his regular duties as our officer. The Executive Employment Agreement permits us to terminate Mr. Stempel's employment upon the occurrence of certain defined events, including the material breach by Mr. Stempel of certain non-competition and confidentiality covenants contained in the Executive Employment Agreement, his conviction of certain criminal acts or his gross dereliction or malfeasance of his duties as one of our officers and employees (other than as a result of his death or mental or physical disability).

Mr. Stempel's entitlement to compensation and benefits under the Executive Employment Agreement will generally cease effective upon the date of the termination of his employment, except that we will be required to continue to provide Mr. Stempel and his spouse with medical, disability and life insurance coverage for the remainder of their lives or until the date they secure comparable coverage provided by another employer.


                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                            ON COMPENSATION MATTERS

Effective July 17, 2003, our management recommended and the Board of Directors approved the restructuring of the Compensation Committee to include the functions of a nominating committee and renaming it the Compensation and Nominating Committee. The Compensation and Nominating Committee is composed of Mr. McCarthy (Chairman) and Dr. Metz.

The Compensation and Nominating Committee is responsible for administering the policies which govern both annual compensation of executive officers and our stock option plans. The Compensation and Nominating Committee meets several times during the year to review recommendations from management regarding stock options and compensation. Compensation and stock option recommendations are based upon performance, current compensation, stock option ownership, and years of service to us. We do not have a formal bonus program for executives, although we have awarded bonuses to our executives from time to time.

The Compensation and Nominating Committee also assists in identifying and recommending qualified individuals to serve on our Board of Directors and proposes a slate of nominees for election at the annual meeting of stockholders.

Compensation of Executive Officers

The Compensation and Nominating Committee considers our financial position and other factors in determining the compensation of our executive officers. These factors include remaining competitive within the relevant hiring market - whether scientific, managerial or otherwise - so as to enable us to attract and retain high quality employees, and, where appropriate, linking a component of compensation to the performance of our Common Stock, such as by a granting of stock option or similar equity-based compensation, to instill ownership thinking and align the employees' and stockholders' objectives. We have been successful at recruiting and retaining and motivating executives who are highly talented, performance-focused and entrepreneurial.

Salary and Bonus. Salary is paid for ongoing performance. During our fiscal year 2004, in light of ECD's cost-containment measures, none of our senior executives received a salary increase. We do not have a formal bonus program for executives. There were no bonuses awarded to our executives for the fiscal year ended June 30, 2004.

In light of our cost-containment initiatives, the salaries of senior executives were reduced by 10 percent effective September 1, 2003.

Stock Options. The Compensation and Nominating Committee considers stock options to be an extremely effective incentive for executive officers and other employees. Such options also encourage executives to remain with us because they vest over a period of years. Other than grants to Mr. Ovshinsky, Dr. Ovshinsky and Mr. Metzger pursuant to contractual obligations, there were no stock option grants to our senior executives. The number of stock options granted to Mr. Ovshinsky, Dr. Ovshinsky and Mr. Metzger is described in "Management - Executive Compensation."

Our employees and our majority-owned subsidiaries also participate in the broad-based stock option program.

Chief Executive Officer Compensation

Mr. Ovshinsky served as chief executive officer from the Company's inception until February 2004. In September 1993, Mr. Ovshinsky entered into separate employment agreements with each of ECD and Ovonic Battery. The purpose of these agreements, which provide for the payment to Mr. Ovshinsky of an annual salary of not less than $250,000 by us and by Ovonic Battery, was to clearly define Mr. Ovshinsky's duties and compensation arrangements and to provide to each company the benefits of his management efforts and future inventions. See "Management - Employment Agreements." Mr. Ovshinsky did not receive a salary increase or a bonus in fiscal year 2004 (as part of its cost-containment initiatives, the Company implemented a salary freeze for all ECD and Ovonic Battery employees), and, along with other senior executives, voluntarily reduced his salary by 10 percent.

Mr. Stempel was named Chief Executive Officer in February 2004 by the Board of Directors. In January 1999, he entered into an Executive Employment Agreement with ECD, which provides that Mr. Stempel serve as Executive Director for a term ending September 30, 2005. See "Management - Employment Agreements." Mr. Stempel did not receive a salary increase or a bonus in fiscal year 2004 (as part of its cost-containment initiatives, the Company implemented a salary freeze for all ECD and Ovonic Battery employees), and, along with other senior executives, voluntarily reduced his salary by 10 percent.

                                  COMPENSATION AND NOMINATING COMMITTEE

                                  Walter J. McCarthy, Jr.
                                  Florence I. Metz

                               PERFORMANCE GRAPH

The line graph below compares the cumulative total stockholder return on ECD's Common Stock over a five-year period with the return on the NASDAQ Stock Market
- U.S. Index and the Russell 2000 Index.


                                                        Cumulative Total Return
                                   ---------------------------------------------------------------------
                                    6/99        6/00         6/01        6/02        6/03         6/04
                                    ----        ----         ----        ----        ----         ----

ENERGY CONVERSION DEVICES, INC.    100.00      255.35       281.76      157.89       92.98       113.31
NASDAQ STOCK MARKET (U.S.)         100.00      192.65        68.58       58.24       56.04        76.42
RUSSELL 2000                       100.00      114.32       115.07      105.09      103.37       137.86


The total return with respect to NASDAQ Stock Market - U.S. Index and the Russell 2000 Index assumes that $100 was invested on June 30, 1999, including reinvestment of dividends.

We have not paid any cash dividends in the past and do not expect to pay any in the foreseeable future.

The Report of the Compensation and Nominating Committee on Executive Compensation and the Performance Graph are not deemed to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRMI (ChevronTexaco). Pursuant to the Stock Purchase Agreement between ECD and TRMI dated as of May 1, 2000, ChevronTexaco, through its TRMI unit, purchased a 20% equity stake in ECD for $67.4 million. As part of this Stock Purchase Agreement, ChevronTexaco received rights to purchase additional shares of ECD Common Stock or other ECD securities (ECD Stock). (See Principal Shareholders for information on TRMI's ECD stock ownership.)

So long as ChevronTexaco owns more than 5% of ECD Stock and in the event ECD issues additional ECD Stock other than to ChevronTexaco, ChevronTexaco has the right to purchase additional ECD Stock in order for ChevronTexaco to maintain its same proportionate interest in ECD Stock as ChevronTexaco held prior to the issuance of the additional ECD Stock. If ChevronTexaco elects to purchase ECD Common Stock, the purchase price will be the average of the closing price on NASDAQ of the ECD Common Stock as reported in The Wall Street Journal for the five trading days prior to the closing date of the sale multiplied by the number of shares of the ECD Common Stock which ChevronTexaco is entitled to purchase. If ChevronTexaco does not exercise its right to purchase additional ECD Stock within 15 days after delivery of a Rights Notice from ECD, ChevronTexaco's right to purchase such additional ECD Stock which are the subject of the Rights Notice will terminate.

Donald L. Paul, Vice President and Chief Technology Officer of ChevronTexaco, and Greg M. Vesey, President of ChevronTexaco Technology Ventures, served as directors of ECD from 2001 through September 2003. ChevronTexaco is entitled to designate one nominee to ECD's Board of Directors for so long as it owns more than 5% of ECD Stock and is entitled to designate two nominees or one-fifth of the number of directors on ECD's Board then serving for so long as ChevronTexaco owns 10% of ECD Stock. There presently are no ChevronTexaco designated nominees serving on ECD's Board of Directors.

Ovonic Fuel Cell. Effective as of December 31, 2002, ECD purchased the 50% interest of ChevronTexaco Technology Ventures in Texaco Ovonic Fuel Cell Company. The company is now owned 100% by ECD and has been renamed Ovonic Fuel Cell Company. Stanford R. Ovshinsky, a director of ECD, serves as president of Ovonic Fuel Cell Company and, until December 31, 2002, served as a member of the Management Committee of Texaco Ovonic Fuel Cell Company.

Until December 31, 2002, Robert C. Stempel, a director of ECD, served on the Management Committee of Texaco Ovonic Fuel Cell Company. Greg M. Vesey, a former director of ECD, served on the Management Committee of Texaco Ovonic Fuel Cell Company until December 31, 2002.

For the years ended June 30, 2003 and 2002, ECD recorded revenues of $4,022,000 and $8,887,000, respectively, from Texaco Ovonic Fuel Cell for product development services. For the period subsequent to December 31, 2002, ECD has not recorded revenues from Ovonic Fuel Cell Company.

Texaco Ovonic Hydrogen Systems. Stanford R. Ovshinsky and Robert C. Stempel, directors of ECD, are members of the Management Committee of Texaco Ovonic Hydrogen Systems. Stanford R. Ovshinsky serves as president of Texaco Ovonic Hydrogen Systems.

Greg M. Vesey, a former director of ECD, is a member of the Management Committee of Texaco Ovonic Hydrogen Systems. ECD owns 50% of Texaco Ovonic Hydrogen Systems.

For the years ended June 30, 2004, 2003 and 2002, ECD recorded revenues of $10,063,000, $13,651,000 and $18,581,000, respectively, from Texaco Ovonic
Hydrogen Systems, primarily for market development and advanced product development work.

Cobasys. Stanford R. Ovshinsky and Robert C. Stempel, directors of ECD and Ovonic Battery, are members of the Management Committee of Cobasys. Greg M. Vesey, a former director of ECD, is a member of the Management Committee of Cobasys. Ovonic Battery owns 50% of Cobasys.

For the year ended June 30, 2004, 2003 and 2002, Ovonic Battery recorded revenues of $5,613,000, $12,487,000 and $16,577,000 from Cobasys primarily for advanced product development and market development work.

Ovonyx. Stanford R. Ovshinsky, a director of ECD, is chairman and a director of Ovonyx. Robert C. Stempel, a director of ECD, is vice chairman and a director of Ovonyx. ECD currently owns 41.7% of Ovonyx.

ECD recorded revenues from Ovonyx of $150,000, $162,000 and $215,000 for the years ended June 30, 2004, 2003 and 2002, respectively, representing services performed for its operations which commenced on January 15, 1999.

ECD made a capital contribution of $1,000,000 to Ovonyx in the year ended June 30, 2003 in exchange for technology previously contributed by ECD to Ovonyx and an exclusive royalty-bearing license. ECD also made a $50,000 minimum royalty payment in November 2003.

Ovonic Media. Stanford R. Ovshinsky and Robert C. Stempel, directors of ECD, are members of the Alliance Board of Ovonic Media. ECD has a 49% interest in this joint venture.

For the years ended June 30, 2003 and 2002, the Company had revenues of $615,000 and $1,923,000, respectively, from Ovonic Media for providing product development services. GE informed ECD that it was suspending additional funding after January 3, 2003.

United Solar Ovonic LLC. This entity was formed on April 11, 2000 as Bekaert ECD Solar Systems LLC. 60% of the membership interest was owned by Bekaert Corporation and the remaining 40% was and continues to be owned by United Solar Ovonic Corp. (formerly known as United Solar Systems Corp.). From April 11, 2000 to May 14, 2003, when ECD acquired Bekaert's 60% interest, the financial statements of United Solar Ovonic LLC were not included in the consolidated financial statements of ECD. Beginning May 15, 2003, ECD consolidated the financial statements of United Solar Ovonic LLC within its own financial statements.

For the years ended June 30, 2003 and 2002, the Company recorded revenues from United Solar Ovonic LLC of $6,267,000 and $10,121,000, respectively, for product sales.

Southwall. Robert C. Stempel, a director of ECD, was a member of the Board of Directors of Southwall until September 2004.

For the years ended June 30, 2003 and 2002, the Company had revenues of $223,000 and $9,000, respectively, from Southwall under a contract to build large-area deposition equipment. The completed equipment was shipped to Southwall in July 2000.

Other Arrangements. Herbert Ovshinsky, Stanford R. Ovshinsky's brother, is employed by ECD as Director of the Production Technology and Machine Building Division working principally in the design of manufacturing equipment. He received $200,012 in salary during the year ended June 30, 2004.

Benjamin Ovshinsky, Stanford R. Ovshinsky's son, is employed by ECD as its business representative for Western United States. He received compensation of $85,009 during the year ended June 30, 2004.

HKO Media, Inc., owned by Harvey Ovshinsky, Stanford R. Ovshinsky's son, performed video production services on behalf of ECD. HKO Media, Inc. was paid $79,536 by ECD for its services during the fiscal year ended June 30, 2004.


                             ADDITIONAL INFORMATION

Cost of Solicitation. The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company also intends to hire Morrow & Co., at an anticipated cost of approximately $4,500 plus out-of-pocket expenses, to assist it in the solicitation of proxies personally, by telephone, or by other means.

Other Action at the Meeting. The Company's management, at the time hereof, does not know of any other matter to be presented which is a proper subject for action by the stockholders at the Meeting. If any other matters shall properly come before the Meeting, the shares represented by a properly executed proxy will be voted in accordance with the judgment of the persons named on the proxy.

Stockholder Proposals for 2005 Annual Meeting. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders, presently expected to be held on November 15, 2005, must be received by the Company no later than June 17, 2005 in order for those proposals to be included in the proxy materials for the meeting.

                                 ---------------

Stockholders are urged to send in their proxies without delay.


                                     By Order of the Board of Directors

                                     /s/ Ghazaleh Koefod

                                     Ghazaleh Koefod
                                     Secretary

October 20, 2004

                             MAP TO SITE OF ANNUAL MEETING










                                                                   ECVCM-PS-04

                         ENERGY CONVERSION DEVICES, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. The matters you are asked to vote upon are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, November 18, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Energy Conversion Devices, Inc.


                                                                         ZECV42
                                   DETACH HERE




                         ENERGY CONVERSION DEVICES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints ROGER JOHN LESINSKI and GHAZALEH KOEFOD and each of them, with full power of substitution, and in place of each, in case of substitution, his or her substitute, the attorneys for and on behalf of the undersigned to attend the Annual Meeting of Stockholders (the "Meeting") to be held at Michigan State University Management Education Center,
811 West Square Lake Road, Troy, Michigan, on Thursday, November 18, 2004 at 10:00 a.m. (EST) and any adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR the BOARD OF DIRECTORS AND "FOR" PROPOSAL 2 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

The Board of Directors of the Company recommends a vote FOR Proposals 1 and 2.


PLEASE VOTE, DATE AND SIGN ON REVERSE AN RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.


Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


 HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

 -----------------------------------        -----------------------------------

 -----------------------------------        -----------------------------------

ENERGY CONVERSION DEVICES, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




            Your vote is important. Please vote immediately.


        Vote-by-Internet                       Vote-by-Telephone

 Log on to the Internet and go to      OR      Call toll-free
 http://www.eproxyvote.com/ener                1-877-PRX-VOTE (1-877-779-8683)
 --------------------------------              -------------------------------

 If you vote over the Internet or by telephone, please do not mail your card.



                                                                         ZECV41

                                   DETACH HERE


 [X] PLEASE MARK VOTES                                                  #ECV
     AS IN THIS EXAMPLE

                                                             ----------------------------------------------------------
 1. Election of Directors.                                                  ENERGY CONVERSION DEVICES, INC.
    Nominees as Directors                                    ----------------------------------------------------------
                                                                                                 For   Against  Abstain
 (01) Robert C. Stempel, (02) Stanford R. Ovshinsky,          2. Proposal to approve the          [ ]   [ ]      [ ]
 (03) Iris M. Ovshinsky, (04) Robert I. Frey,                    appointment of Grant Thornton LLP
 (05) William J. Ketelhut, (06) Florence I. Metz and             as independent auditors for the
 (07) Stephen Rabinowitz                                         fiscal year ending June 30, 2005.

 For all [ ]    [ ]  Withhold All                             3. In their discretion, the Proxies
                                                                 are authorized to vote upon such
 For all Except [ ]  --------------------------------------      other business as may properly
                     For all nominees except as noted above      come before the meeting.



                                                             Mark box at right if an address change or          [ ]
                                                             comment has been noted on the reverse side
                                                             of this card.

                                                             Mark box at right if you plan to attend            [ ]
                                                             the Annual Meeting.

                                                             Please be sure to sign and date this Proxy.


 Signature: ------------------------- Date: ---------------  Signature: ------------------------- Date: ---------------
